Exhibit 3.2

BYLAWS OF ORANGE COUNTY BANCORP, INC.

ARTICLE I
OFFICES

Section 1.     Registered Office. The registered office of Orange County Bancorp, Inc. (the "Corporation") in the State of Delaware shall be in the City of Wilmington, County of New Castle.

Section 2.     Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors (the "Board") may from time to time designate or the business of the Corporation may require.

ARTICLE II
STOCKHOLDERS

Section 1.     Annual Meetings. An annual meeting of the stockholders of the Corporation for the election of directors and the transaction of any other business that may properly come before such meeting shall be held at such place, on such date and at such time as the Board shall each year fix, which date shall be within 13 months subsequent to the later of the date of incorporation of the Corporation or the last annual meeting of stockholders of the Corporation.

Section 2.     Special Meetings. Special meetings of the stockholders, for any purpose or purposes, may be called at any time by the Chairman of the Board, the President or by resolution of the directors then in office and shall be called by the Chairman of the Board, the President or the Secretary upon the written request of the holders of record of not less than 25% of the outstanding capital stock of the Corporation entitled to vote at the meeting. Special meetings shall be held on the date and at the time and place as may be designated by the Board. At a special meeting, no business shall be transacted and no corporate action shall be taken other than that stated in the notice of meeting.

Section 3.     Notice of Meetings. Except as otherwise required by law, written notice stating the place, date and time of any meeting of stockholders and the purpose or purposes for which the meeting is called shall be given by the Corporation to each stockholder of record entitled to vote at such meeting, either personally or by mail, not less than 10 nor more than 60 days before the date of such meeting. If mailed, such notice shall be deemed to be given when deposited in the U.S. mail, with postage thereon prepaid, addressed to the stockholder at his or her address as it appears on the stock transfer books or records of the Corporation as of the record date prescribed in Section 5 of this Article II, or at such other address as the stockholder shall have furnished in writing to the Secretary of the Corporation. Notice of any special meeting shall indicate that the notice is being issued by or at the direction of the person or persons calling such meeting. When any meeting of stockholders, either annual or special, is adjourned to another time or place, no notice of the adjourned meeting need be given, other than an announcement at the meeting at which such adjournment is taken giving the time and place to which the meeting is adjourned. However, if the date of any adjourned meeting is more than 30 days after the date for which the meeting was originally noticed, or if, after adjournment, the Board fixes a new record date for the adjourned meeting, written notice of the place, date and time of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

Section 4.     Waiver of Notice. Notice of any annual or special meeting need not be given to any stockholder who submits a signed waiver of notice of any meeting, in person or by proxy, whether before or after the meeting. The attendance of any stockholder at a meeting, in person or by proxy, shall constitute a waiver of notice by such stockholder, except where a stockholder attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

Section 5.     Fixing of Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend or other distribution or the allotment of any rights, or in order to make a determination of stockholders for any other purpose, the Board shall fix in advance a date as the record date for any such determination of stockholders, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board. Such date in any case shall be not more than 60 days and, in the case of a meeting of stockholders, not less than 10 days, prior to the date on which the particular action requiring such determination of stockholders is to be taken. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or for any other purpose, the record date shall be at the close of business on the day on which the Board adopts a resolution relating thereto. Any determination of stockholders entitled to notice of or to vote at any meeting of stockholders shall, unless otherwise provided by the Board, also apply to any adjournment thereof.

Section 6.     Quorum. The holders of a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote thereat, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, except as otherwise provided by law, these Bylaws or the Certificate of Incorporation of the Corporation. If less than a majority of such shares is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally noticed. When a quorum is once present to organize a meeting of stockholders, such quorum is not broken by the subsequent withdrawal of any stockholders.

Section 7.     Conduct of Meetings. The Chairman of the Board shall serve as chairman at all meetings of the stockholders or, if a Chairman has not been elected by the Board or the Chairman is absent or otherwise unable to so serve, the President shall serve as chairman.

If the President is absent or otherwise unable to so serve, such other person as shall be appointed by a majority of the entire Board shall serve as chairman at any meeting of stockholders held in such absence. The Secretary of the Corporation or, if the Secretary is absent or otherwise unable to so serve, such other person as the chairman of the meeting shall appoint shall serve as secretary of the meeting. The chairman of the meeting shall conduct all meetings of the stockholders in accordance with the best interests of the Corporation and shall have the authority and discretion to establish reasonable procedural rules for the conduct of such meetings, including such regulation of the manner of voting and the conduct of discussion as he or she shall deem appropriate. The chairman of the meeting shall also have the authority to adjourn the meeting from time to time and from place to place as he or she may deem necessary and in the best interests of the Corporation.

Section 8.     Proxies. Each stockholder entitled to vote at any meeting may vote either in person or by proxy. All proxies shall be in writing, signed by the stockholder or by his or her duly authorized attorney-in-fact, and shall be filed with the Secretary of the Corporation before being voted. No proxy shall be valid after the expiration of 11 months from the date of its execution unless otherwise provided in the proxy. The attendance at any meeting by a stockholder who shall have previously given a proxy applicable thereto shall not, as such, have the effect of revoking the proxy. The Corporation may treat any duly executed proxy as not revoked and in full force and effect until it receives a duly executed instrument revoking it, or a duly executed proxy bearing a later date.

Section 9.     Voting; Voting of Shares in the Name of Two or More Persons. Except for the election of directors or as otherwise provided by law or the Certificate of Incorporation, at all meetings of stockholders all matters shall be determined by a majority vote of the stockholders present, in person or by proxy, and entitled to vote thereat. Directors shall, except as otherwise required by law or the Certificate of Incorporation, be elected by a plurality of the votes cast by the stockholders entitled to vote in the election. When ownership of shares stands in the name of two or more persons, in the absence of written directions to the Corporation to the contrary, at any meeting of the stockholders of the Corporation any one or more of such stockholders may cast, in person or by proxy, all votes to which such ownership is entitled. If an attempt is made to cast conflicting votes, in person or by proxy, by several persons in whose names shares of stock stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such stock and present, in person or by proxy, at such meeting. If such conflicting votes are evenly split on any particular matter, each faction may vote the securities in question proportionally or any person voting the shares, or a beneficiary, if any, may apply to the Court of Chancery or such other court as may have jurisdiction to appoint an additional person to act with the persons so voting the shares, which shall then be voted as determined by a majority of such persons and the person appointed by the court.

Section 10.     Inspectors of Election. In advance of any meeting of stockholders, the Board may appoint one or more persons, other than officers, directors or nominees for office, as inspectors of election to act at such meeting or any adjournment thereof. Such appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the chairman of the meeting shall make such appointment at the meeting. If any person appointed as inspector fails to appear or fails or refuses to act at the meeting, the vacancy so created may be filled by appointment by the Board in advance of the meeting or at the meeting by the chairman of the meeting. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of such inspector's ability. The duties of the inspectors of election shall include: determining the number of shares outstanding and the voting power of each share, the shares represented at the meeting, the existence of a quorum and the validity and effect of proxies; receiving votes, ballots or consents; hearing and deciding all challenges and questions arising in connection with the right to vote; counting and tabulating all votes, ballots or consents; determining the results; and doing such acts as are proper to the conduct of the election or the vote with fairness to all stockholders. The inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated and of the vote as certified by them. Each inspector shall be entitled to a reasonable compensation for his or her services, to be paid by the Corporation.

Section 11.     Procedure for Nominations. The Board, or a committee appointed by the Board, shall act as nominating committee for selecting the nominees for election as directors of the Corporation. Except in the case of a nominee substituted as a result of the death of, or the incapacity, withdrawal or other inability to serve as a nominee, the nominating committee shall deliver written nominations to the Secretary of the Corporation at least 30 days prior to the date of the annual meeting. Provided the nominating committee makes such nominations, no nominations for directors except those made by the nominating committee shall be voted upon at the annual meeting of stockholders. The nominating committee will consider director nominations from stockholders if the stockholder or group of stockholders making the nomination, individually or in the aggregate, beneficially own more than 5% of the Corporation's outstanding common stock and have held such stock for at least one year prior to the date of the recommendation. In order to be considered by the nominating committee, a stockholder nomination must be received by the Secretary of the Corporation in writing at least 90 days in advance of the anniversary of the date of the prior year's annual meeting of stockholders and must be accompanied by the following information: (i) the name, age, business address and residence address of the nominee, (ii) the principal occupation or employment of such person, (iii) such person's written consent to serve as a director if elected, and (iv) a description of all arrangements or understandings between the stockholder and the nominee or any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by the stockholder and any business, blood or marital relationship between the nominating stockholder and the nominee. At the request of the Board, any person nominated by the Board for election as a director shall furnish to the Secretary that information required to be set forth in a stockholder's notice of nomination that pertains to the nominee, together with the required written consent. Except as provided in Article II, Section 12 and Article IV, Section 11, no person shall be eligible for election as a director of the Corporation unless nominated by the nominating committee in accordance with the procedures set forth in this Section 11.

Section 12.     Substitution of Nominees. If a person is validly designated as a nominee in accordance with Section 11 of this Article II and shall thereafter become unwilling or unable to stand for election to the Board, the Board may designate a substitute nominee upon delivery, not fewer than five days prior to the date of the meeting for the election of such nominee, of a written notice to the Secretary setting forth such information regarding such substitute nominee as would have been required to be delivered to the Secretary pursuant to Section 11 of this Article II had such substitute nominee been initially proposed as a nominee. Such notice shall include a signed consent of the substitute nominee to serve as a director of the Corporation if elected.

Section 13.     New Business. Any new business to be taken up at the annual meeting at the request of the Chairman, if one has been elected by the Board, or the President shall be stated in writing and timely filed, as set forth below, with the Secretary of the Corporation, and all business so stated, proposed and filed shall be considered at the annual meeting. Any proposal offered by any stockholder may be made at the annual meeting and the same may be discussed and considered, but unless properly brought before the meeting such proposal shall not be acted upon at the meeting. For a proposal to be properly brought before an annual meeting by a stockholder, the stockholder must be a stockholder of record and the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be received by the Secretary of the Corporation at least 90 days in advance of the anniversary of the date of the prior year's annual meeting of stockholders. A stockholder's notice to the Secretary shall set forth as to the matter the stockholder proposes to bring before the annual meeting (a) a brief description of the proposal desired to be brought before the annual meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (b) the name and address of the stockholder proposing such business; (c) the class and number of shares of the Corporation which are owned of record by the stockholder and the dates upon which he or she acquired such shares; (d) the identification of any person employed, retained, or to be compensated by the stockholder submitting the proposal, or any person acting on his or her behalf, to make solicitations or recommendations to stockholders for the purpose of assisting in the passage of such proposal, and a brief description of the terms of such employment, retainer or arrangement for compensation; and (e) all such other information regarding such proposal as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission or required to be delivered to the Corporation pursuant to the proxy rules of the Securities and Exchange Commission (whether or not the Corporation is then subject to such rules). This provision shall not prevent the consideration and approval or disapproval at an annual meeting of reports of officers, directors and committees of the Board or the management of the Corporation, but in connection with such reports, no new business shall be acted upon at such annual meeting unless stated and filed as herein provided. This provision shall not constitute a waiver of any right of the Corporation under the proxy rules of the Securities and Exchange Commission or any other rule or regulation to omit a stockholder's proposal from the Corporation's proxy materials. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that any new business was not properly brought before the meeting in accordance with the provisions hereof, and, if the chairman should so determine, the chairman shall declare to the meeting that such new business was not properly brought before the meeting and shall not be considered.

ARTICLE III

CAPITAL STOCK

Section 1.     Certificates of Stock. Certificates evidencing ownership of shares of stock of the Corporation shall be in such form as shall be approved by the Board, provided that each certificate shall, when issued, state upon the face thereof (a) that the Corporation is a corporation organized under the laws of the State of Delaware; (b) the name of the person to whom the certificate is issued; (c) the number of shares, class and series, if any, that the certificate represents; and (d) the par value of each share represented by the certificate. Each certificate shall further state that the Corporation will furnish to any stockholder upon request and without charge a statement of the rights and preferences of the shares of each class or series of stock, or shall set forth such statement on the certificate itself. The certificates shall be numbered in the order of their issue and shall be signed by the Chairman, if one has been elected, the President or any Senior Vice President and by the Secretary or any Assistant Secretary. Any or all of the signatures on the certificates may be facsimile signatures. In case any officer or officers who shall have signed any such certificate shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate shall have been delivered by the Corporation, such certificate may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate have not ceased to be such officer or officers of the Corporation.

Notwithstanding the foregoing, the Board may provide by resolution that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation.

Section 2.     Transfer Agent and Registrar. The Board shall have the power to appoint one or more transfer agents and registrars for the transfer and registration of certificates of stock of any class, and may require that stock certificates shall be countersigned and registered by one or more of such transfer agents and registrars.

Section 3.     Registration and Transfer of Shares. Subject to the provisions of the Certificate of Incorporation of the Corporation, the name of each person owning a share of the capital stock of the Corporation shall be entered on the books of the Corporation together with the number of shares held by him or her, the numbers of the certificates covering such shares and the dates of issue of such certificates. The shares of stock of the Corporation shall be transferable on the books of the Corporation by the holders thereof in person, or by their duly authorized attorneys or legal representatives, in the case of certificated shares, on surrender and cancellation of certificates for a like number of shares accompanied by an assignment or power of transfer endorsed thereon or attached thereto, duly executed, with such guarantee or proof of the authenticity of the signature as the Corporation or its agents may reasonably require and with proper evidence of payment of all applicable transfer taxes or, in the case of uncertificated shares, upon delivery of proper transfer instructions for the number of shares involved. A record shall be made of each transfer.

Section 4.     Lost, Destroyed and Mutilated Certificates. The holder of any shares of stock of the Corporation shall immediately notify the Corporation of any loss, theft, destruction or mutilation of the certificates therefor. The Corporation may issue, or cause to be issued, a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it alleged to have been lost, stolen or destroyed upon evidence satisfactory to the Corporation of the loss, theft or destruction of the certificate, and, in the case of mutilation, the surrender of the mutilated certificate. The Corporation may, in its discretion, require the owner of the lost, stolen or destroyed certificate, or his or her legal representatives, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it by reason of the issue of such new certificate, or may refer such owner to such remedy or remedies as he or she may have under the laws of the State of Delaware.

Section 5.     Holder of Record. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder thereof in fact and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

ARTICLE IV

BOARD OF DIRECTORS

Section 1.     Responsibilities; Number of Directors. The business and affairs of the Corporation shall be under the direction of the Board. The number of directors constituting the entire Board shall be such number not less than 5 nor more than 13 as may be fixed from time to time by action of the stockholders or resolution of the Board.

Section 2.     Qualifications. Each director shall be at least eighteen (18) years of age. Subject to availability, each director shall at all times own at least 1,000 shares of common stock of the Corporation. Each director of the Corporation must reside in a county within the State of New York in which the Corporation or any of its subsidiaries maintains an office or in any adjacent county within the State of New York. A person is not qualified to serve as director if he or she: (1) is under indictment for, or has ever been convicted of, a criminal offense involving dishonesty or breach of trust and the penalty for such offense could be imprisonment for more than one year, or (2) is a person against who a banking agency has, within the past ten years, issued a cease and desist order for conduct involving dishonesty or breach of trust and that order is final and not subject to appeal, or (3) has been found either by a regulatory agency whose decision is final and not subject to appeal or by a court to have (i) breached a fiduciary duty involving personal profit or (ii) committed a willful violation of any law, rule or regulation governing banking, securities, commodities or insurance, or any final cease and desist order issued by a banking, securities, commodities or insurance regulatory agency.

Section 3.     Regular and Annual Meetings. An annual meeting of the Board for the election of officers shall be held, without notice other than these Bylaws, immediately after, and at the same place as, the annual meeting of the stockholders of the Corporation, or at such other time and place as the Board may fix by resolution. The Board may provide, by resolution, the time and place for the holding of regular meetings of the Board without notice other than such resolution.

Section 4.     Special Meetings. Special meetings of the Board, for any purpose, may be called at any time by or at the request of the Chairman, if one has been elected, or the President. Special meetings of the Board shall also be called by the Secretary upon the written request of at least one-third of the directors then in office. The persons authorized to call special meetings of the Board shall give notice of such meetings in the manner prescribed by these Bylaws and may fix any place, within or without the Corporation's regular business area, as the place for holding any special meeting of the Board called by such persons. No business shall be conducted at a special meeting other than that specified in the notice of meeting.

Section 5.     Conduct of Meetings. Meetings of the Board shall be presided over by the Chairman, if a Chairman has been elected by the Board. If a Chairman has not been elected by the Board or the Chairman is absent or otherwise unable to preside over the meeting, the presiding officer shall be the President. If the Chairman is unable to preside over the board meetings for an extended period of time, the President will convene a board or special meeting as soon as practicable so that the Board of Directors may select a new Chairman. If the President is absent or otherwise unable to preside over the meeting, the presiding officer shall be such other person as shall be appointed by a majority of the directors present. The Secretary, or in the absence or disability of the Secretary, a person appointed by the Chairman (or other presiding person), shall act as secretary of the meeting. The Chairman (or other presiding person) shall conduct all meetings of the Board in accordance with the best interests of the Corporation and shall have the authority and discretion to establish reasonable procedural rules for the conduct of Board meetings.

Section 6.     Notice of Meetings; Waiver of Notice. Except as otherwise provided in these Bylaws, at least 24 hours’ notice of any meeting shall be given to each director if given in person or by telephone, facsimile or other electronic transmission, at least two business days’ notice of any meeting shall be given if notice is given in writing and delivered by courier, and at least four business days’ notice of any meeting shall be given if notice is given in writing and delivered by postage-prepaid mail. The notice shall designate the place and time at which the meeting is to be held. The purpose of any special meeting shall be stated in the notice. Such notice shall be deemed given when sent or given to any mail or courier service or sent by facsimile or electronic transmission. Any director may waive notice of any meeting by filing a signed waiver of notice with the Secretary of the Corporation, whether before or after the meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 7.     Quorum and Voting Requirements. A quorum at any meeting of the Board shall consist of a majority of the directors then in office or such greater number as shall be required by law, these Bylaws or the Certificate of Incorporation of the Corporation. If less than a quorum is present, the majority of those directors present may adjourn the meeting to another time and place without further notice. At such adjourned meeting at which a quorum shall be represented, any business may be transacted that might have been transacted at the meeting as originally noticed. Except as otherwise provided by law, the Certificate of Incorporation of the Corporation or these Bylaws, a majority vote of the directors present at a meeting, if a quorum is present at the time of such vote, shall constitute an act of the Board.

Section 8.     Resignation. Any director may resign at any time by sending a written notice of such resignation to the principal office of the Corporation addressed to the Chairman, if one has been elected, or the President. Unless otherwise specified therein, such resignation shall take effect upon receipt thereof.

Section 9.     Removal. Notwithstanding any other provision of the Certificate of Incorporation of the Corporation or these Bylaws, any director or the entire Board of the Corporation may be removed at any time, but only for cause and only by the affirmative vote of a majority of the holders of record of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors at a meeting of the stockholders called for that purpose. For purposes of this Section 9, conduct worthy of removal for "cause" shall mean (a) conduct as a director of the Corporation or a subsidiary of the Corporation that involves willful material misconduct, breach of fiduciary duty, pecuniary gain or gross negligence in the performance of duties, or (b) conduct, whether or not as a director of the Corporation or a subsidiary of the Corporation, that involves dishonesty or breach of fiduciary duty and is punishable by imprisonment for a term exceeding one year under state or federal law.

Section 10.     Vacancies. Subject to the limitations prescribed by law, the Certificate of Incorporation of the Corporation and these Bylaws, all vacancies in the office of director (whether due to resignation, retirement, removal, an increase in the number of directors or otherwise) shall be filled by the affirmative vote of a majority of the directors then holding office. No person shall be elected a director unless nominated at a previous regular or special meeting, called for that purpose, upon the recommendation of the Board, or a committee appointed by the Board. Any director so elected shall serve for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until his or her successor shall be elected and qualified.

Section 11.     Compensation. From time to time, as the Board deems necessary, the Board may fix the compensation of and provide for the reasonable expenses of its members to attend meetings of the Board and its committees. The compensation may include, without limitation, an annual stipend or a fee per meeting or a combination of both.

Section 12.     Action by Consent of Directors. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board, or any committee thereof, may be taken without a meeting if all members of the Board or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board or such committee.

Section 13.     Committees. The Board may, by resolution adopted by a majority of the entire Board at any meeting, authorize such committees, as from time to time it may deem necessary or appropriate for the conduct of the business of the Corporation. The members of each committee so authorized shall be appointed by the Board from its members and shall serve for such term as shall be prescribed by the Board. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided by resolution of the Board, shall have and may exercise all the powers and authority of the Board except as provided in the Delaware General Corporation Law. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

ARTICLE V
OFFICERS

Section 1.     Designation of Executive Officers. The Board shall, at each annual meeting, elect a President and a Secretary, and may elect a Chairman and such other officers as the Board from time to time may deem necessary or the business of the Corporation may require.

Any number of offices may be held by the same person except that no person may simultaneously hold the offices of President and Secretary.

Section 2.     Election. The election of all officers shall be made by a vote of a majority of the directors then in office. If such election is not held at the meeting held annually for the election of officers, such officers may be so elected at any subsequent regular meeting or at a special meeting of the Board called for that purpose, in the same manner above provided. Each person elected shall have such authority, bear such title and perform such duties as provided in these Bylaws and as the Board may prescribe from time to time. All officers elected or appointed by the Board shall assume their duties immediately upon their election and shall hold office at the pleasure of the Board. Whenever a vacancy occurs among the officers, it may be filled at any regular or special meeting called for that purpose, in the same manner as above provided.

Section 3.     Term of Office and Removal. Each officer shall serve until his or her successor is elected and duly qualified, the office is abolished or he or she resigns or is removed. Any officer may be removed at any regular or special meeting of the Board called for that purpose, with or without cause, by an affirmative vote of a majority of the directors then in office.

Section 4.     Chairman of the Board. The Chairman, if one has been elected by the Board, shall, subject to the direction of the Board, perform all duties and have all powers that are commonly incident to the office of the Chairman or are delegated to him or her by the Board. The Chairman shall preside at all meetings of the stockholders and the Board, shall make recommendations to the Board regarding appointments to all committees and shall have authority to sign instruments in the name of the Corporation.

Section 5.     President and Chief Executive Officer. The President shall be the Chief Executive Officer of the Corporation and shall, subject to the direction of the Board, oversee all the major activities of the Corporation and its subsidiaries and be responsible for assuring that the policy decisions of the Board are implemented as formulated. The President shall be responsible, in consultation with such officers and members of the Board as he or she deems appropriate, for planning the growth of the Corporation. The President shall be responsible for stockholder relations and relations with investment bankers or other similar financial institutions, and shall be empowered to designate officers of the Corporation and its subsidiaries to assist in such activities. The President, under authority given to him or her, shall have the authority to sign instruments in the name of the Corporation. The President shall have general supervision and direction of all of the Corporation's officers and personnel, subject to and consistent with policies enunciated by the Board. The President shall have such other powers as may be assigned to him or her by the Chairman, if one has been elected, or by the Board. In the absence of or disability of the Chairman, or if the office of the Chairman is vacant by reason of death, resignation, failure of the Board to elect a Chairman or otherwise, the President or such other person who the Board shall designate, shall exercise the powers and perform the duties which otherwise would fall upon the Chairman. A member of the Board also serving as the Corporation’s President shall cease to be a member of the Board immediately upon his or her retirement, death, resignation, removal, or other termination of employment as President of the Corporation.

Section 6.     Secretary. The Secretary shall attend all meetings of the Board and of the stockholders and shall record, or cause to be recorded, all votes and minutes of all proceedings of the Board and of the stockholders and of the Executive Committee in a book or books to be kept for that purpose. All other committees shall designate a record keeper to take and keep all records of the committee. The Secretary shall perform such executive and administrative duties as may be assigned by the Board or the President. The Secretary shall keep or cause to be kept accurate and complete records of the ownership of shares of the Corporation. The Secretary shall have charge of the seal of the Corporation, shall submit such reports and statements as may be required by law or by the Board, shall conduct all correspondence relating to the Board and its proceedings and shall have such other powers and duties as are generally incident to the office of Secretary and as may be assigned to him or her by the Board, the Chairman, if one has been elected, or the President.

Section 7.     Vice Presidents. Executive Vice Presidents, Senior Vice Presidents and Vice Presidents may be appointed by the Board to perform such duties as may be prescribed by these Bylaws, the Board, the Chairman, if one has been elected, or the President as permitted by the Board.

Section 8.     Other Officers and Employees. Other officers and employees appointed by the Board shall have such authority and shall perform such duties as may be assigned to them, from time to time, by the Board or, to the extent not inconsistent with the duties assigned by the Board, by the Chairman, if one has been elected, or the President.

Section 9.     Compensation of Officers and Others. The compensation, if any, of all officers, employees and agents shall be fixed from time to time by the Board or by any committee or officer authorized by the Board to do so.

ARTICLE VI
INDEMNIFICATION

Section 1.     Actions, Suits or Proceedings Other Than Those by or in the Right of the Corporation. Subject to Section 3 of this Article VI, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was or has agreed to become a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

Section 2.     Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 3 of this Article VI, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 3.     Authorization of Indemnification. Any indemnification under this Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director or officer is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VI, as the case may be. Such determination shall be made (i) by the Board by a majority vote of directors who were not parties to such action, suit or proceeding, even though less than a quorum, (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum; (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders. To the extent, however, that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith, without the necessity of authorization in the specific case.

Section 4.     Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 3 of this Article VI, and notwithstanding the absence of any determination thereunder, any director or officer may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article VI. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standards of conduct set forth in Sections 1 or 2 of this Article VI, as the case may be. Neither a contrary determination in the specific case under Section 3 of this Article VI nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 4 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

Section 5.     Expenses Payable in Advance. Expenses incurred by a director or officer in defending or investigating a threatened or pending action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article VI.

Section 6.     Nonexclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by or granted pursuant to this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaws, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (however embodied) of any court of competent jurisdiction or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections I and 2 of this Article VI shall be made to the fullest extent permitted by law. The provisions of this Article VI shall not be deemed to preclude the indemnification of any person who is not specified in Sections I or 2 of this Article VI but whom the Corporation has the power or obligation to indemnify under the provisions of the Delaware General Corporation Law or otherwise.

Section 7.     Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power or the obligation to indemnify him or her against such liability under the provisions of this Article VI.

Section 8.     Certain Definitions. For purposes of this Article VI, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article VI, references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article VI.

Section 9.     Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 10.     Limitation on Indemnification. Notwithstanding anything contained in this Article VI to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 4 hereof), the Corporation shall not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of the Corporation.

Section 11.     Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VI to directors and officers of the Corporation.

ARTICLE VII
AMENDMENTS

These Bylaws, except as provided by law or the Certificate of Incorporation, or as otherwise set forth in these Bylaws, may be amended or repealed by the Board or by the affirmative vote of a majority of the holders of record of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors. Notwithstanding the foregoing, any provision of these Bylaws that contains a supermajority voting requirement shall only be altered, amended, rescinded or repealed by a vote of the Board or the stockholders entitled to vote thereon that is not less than the supermajority specified in such provision.